UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2023

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203)
622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter):
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	URI	NYSE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 28, 2023, United Rentals, Inc. (the “Company”) announced that Dale Asplund will voluntarily resign as the Company’s Executive Vice President and Chief Operating Officer and depart from the Company effective September 29, 2023. Michael Durand, the Company’s Senior Vice President of Sales and Operations, will assume the role of Chief Operating Officer on such date.
Mr. Durand, 49, joined the Company in 2002 as a Branch Manager and has held roles of increasing scope through the present day. Most recently, he served as Senior Vice President of Operations from November 2015 to September 2020, and since then has been serving as Senior Vice President of Sales and Operations.
On August 28, 2023, the Company entered into an employment agreement with Mr. Durand, effective as of September 29, 2023 (the “Employment Agreement”), in connection with his appointment as Chief Operating Officer.
The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) has approved an annual base salary rate of $600,000 for Mr. Durand and a bonus target of 90% of base salary, effective as of September 29, 2023. His target bonus for 2023 will be calculated using base salaries and bonus target percentages for the year, on a prorated basis, considering the effective date of changes during the year.
In recognition of Mr. Durand’s promotion, the Compensation Committee also approved a one-time
grant of restricted stock units (the “RSUs”) to be granted on September 29, 2023 under the Company’s 2019 Long Term Incentive Plan having an aggregate grant date fair value of $500,000. The RSUs will cliff vest on the third anniversary of such grant, subject to continued employment through such date.
In the event that Mr. Durand is terminated by the Company without “cause” or resigns for “good reason” (each as defined in the Employment Agreement), Mr. Durand will be entitled to (i) accrued base salary, vacation and unpaid expenses through the date of termination, (ii) COBRA continuation coverage paid by the Company through the earlier of (a) 12 months following his date of termination and (b) the date Mr. Durand becomes eligible for coverage under a third party’s group health plan and (iii) an amount equal to 100% of base salary and 100% of Mr. Durand’s target annual incentive opportunity, to be paid during the 12-month
period following the termination date every two weeks in installments equal to 1/26 th
of such amount. The Employment Agreement provides that the payment of any amounts following termination of Mr. Durand’s employment (other than payments required by law) is contingent upon and subject to Mr. Durand’s execution and non-revocation
of a release of claims.
Mr. Durand is subject to indefinite confidentiality
and non-disparagement restrictions
and 12-month
post-termination non-competition
and non-solicitation
covenants. The foregoing summary of Mr. Durand’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein in its entirety.
Mr. Durand does not have any family relationships with any of the Company’s directors or executive officers and is not party to any transactions listed in Item 404(a) of Regulation
S-K.
There are no arrangements or understandings between Mr. Durand and any other persons pursuant to which he was selected as an officer.
A copy of the Company’s press release relating to the transition is being furnished as Exhibit 99.1 to this Current Report on Form
8-K.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement effective as of September 29, 2023 between the Company and Michael Durand

99.1	Press Release of United Rentals, Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 28, 2023

UNITED RENTALS, INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Sustainability Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Sustainability Officer